Exhibit 10.5

Execution Version

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT (the “Agreement”), dated as of October 15, 2026 (the “Closing Date”), is entered into by and among ABPCI PRIVATE FUNDING V LLC, a Delaware limited liability company (the “Issuer”), AB PRIVATE CREDIT INVESTORS LLC, a Delaware limited liability company (the “Collateral Manager”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association acting as collateral administrator under and for purposes of this Agreement (in such capacity, and together with any successor Collateral Administrator hereunder, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Indenture (as defined below), the Issuer intends to issue or incur Debt (as such term is defined in the Indenture);

WHEREAS, pursuant to the terms of the Indenture and Security Agreement dated as of the Closing Date (the “Indenture”), by and between the Issuer and U.S. Bank, as Collateral Trustee (in such capacity, the “Collateral Trustee”), the Issuer has pledged certain Collateral Obligations, Equity Securities, Eligible Investments, its rights under certain agreements and accounts and certain other collateral (all as set forth in the Indenture) (sometimes collectively referred to herein as the “Collateral”) as security for the benefit of the Secured Parties;

WHEREAS, the Collateral Manager and the Issuer have entered into a Collateral Management Agreement dated as of the Closing Date (the “Management Agreement”), pursuant to which the Collateral Manager provides certain services relating to the matters contemplated by the Indenture;

WHEREAS, the Issuer and the Collateral Manager wish to engage the Collateral Administrator to (i) perform certain administrative duties with respect to the Assets, (ii) act as Information Agent and perform as provided in Section 2A hereof, (iii) act as Calculation Agent and perform as provided in Section 2B hereof, and (iv) provide such additional services consistent with the terms of this Agreement and the Indenture as the Issuer or the Collateral Manager and the Collateral Administrator may from time to time agree; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Collateral Manager on its behalf, under the Indenture and certain other services as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Collateral Manager under the Indenture or the Management Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

(b) Unless a clear contrary intention appears in this Agreement;

(i)	the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)	reference to any gender includes each other gender;

(iv)

reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)	reference to any Article, Section, Annex, Schedule or Exhibit means such Article or Section hereof or Annex, Schedule or Exhibit hereto;

(vii)	“hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii)	“including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix)	“or” is not exclusive;

(x)	relative to the determination of any period of time, “from” means “from and including” and “to” and “through” mean “to but excluding” and

(xi)

any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”),

which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator), except to the extent the Collateral Administrator requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

2. Powers and Duties of Collateral Administrator.

(a) The Issuer hereby appoints U.S. Bank to act as Collateral Administrator and U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank’s resignation or removal as Collateral Administrator pursuant to Section 7 hereof. In such capacity, the Collateral Administrator shall provide to the Issuer and certain other parties as specified in the Indenture, certain reports, schedules and calculations, all as more particularly described in Section 2(b) hereof, based upon information and data received from the Issuer, the Collateral Manager, Third Party Sources or the Collateral Trustee, which reports, schedules and calculations the Issuer or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture. The Collateral Administrator’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any other Transaction Document, or of the Collateral Manager under the Management Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or any other Transaction Document or of the Collateral Manager under or pursuant to the Management Agreement. The Collateral Administrator shall have no obligation to determine Market Value or price of any Collateral Obligation or other Collateral in connection with any actions or duties under this Agreement.

(b) The Collateral Administrator shall perform the following general functions from time to time:

(i) Create a collateral database with respect to the Collateral comprised of the Assets credited to the Accounts from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) Update the Collateral Database for changes, including for ratings changes, and to reflect the sale or other disposition of the Collateral Obligations, Equity Securities and Eligible Investments included in the Collateral and the purchase of additional Collateral Obligations and Eligible Investments from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Collateral Manager (on behalf of the Issuer or itself) as may be reasonably requested by the Collateral Administrator or required under the Indenture from time to time or that may be received from Third Party Sources or from the Collateral Trustee (based upon notices received by the Collateral Trustee from Third Party Sources);

(iii) Track the receipt and daily allocation to the Accounts of Interest Proceeds and Principal Proceeds and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to the Accounts as of the close of business on the preceding Business Day;

(iv) Prepare, on behalf of the Issuer, and arrange for delivery in accordance with the Indenture within the time frames stated therein, (A) the Monthly Report pursuant to the terms of Section 10.7(a) of the Indenture (and cooperate with the Collateral Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of said Section 10.7(a) of the Indenture), and (B) the Distribution Report pursuant to Section 10.7(b) of the Indenture, in each case, on the basis of the information contained in the Collateral Database as of the applicable date of determination;

(v) [Reserved];

(vi) Reasonably cooperate with the Independent certified public accountants appointed by the Issuer in the preparation by such accountants of the reports required under Section 10.9 of the Indenture;

(vii) Reasonably cooperate with the Issuer and the Collateral Manager in providing the Rating Agency with such additional information as may be reasonably requested by such Rating Agency and that can be provided without unreasonable burden or expense; and

(viii) Provide other such information with respect to the Collateral Obligations as may be routinely maintained by the Collateral Administrator in performing its ordinary Collateral Trustee function pursuant to the Indenture (so long as it shall also serve as Collateral Trustee under the Indenture), or as may be required by the Indenture, as the Issuer or Collateral Manager may reasonably request from time to time and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense.

(c) Upon the written request of the Collateral Manager on any Business Day during the Reinvestment Period (provided such request is accompanied by such information as may be necessary to permit the Collateral Administrator to make the calculations referred to below and is received by 3:00pm prevailing Eastern time, and if received after 3:00pm, then the next Business Day), the Collateral Administrator shall perform the following functions: (A) as of the date the Collateral Manager proposes on behalf of the Issuer to purchase Collateral Obligations to be included in the Collateral as Assets and (B) as of the date of such request, for the purpose of evaluating the inclusion of proposed Collateral Obligations, perform a pro forma calculation of the investment criteria set forth in Section 12.2(a) of the Indenture, in each case, based upon information contained in the Collateral Database and information furnished by the Issuer or the Collateral Manager as to the proposed substitute Collateral Obligations, compare the results thereof against the applicable investment criteria set forth in Section 12.2(a) of the Indenture and report the results thereof to the Collateral Manager in a mutually agreed format.

(d) Upon the Collateral Administrator’s receipt on any Business Day of written notification from the Collateral Manager of its intent to effect a discretionary sale in accordance with Section 12.1(f) of the Indenture, the Collateral Administrator shall compute, (provided such request is received by no later than 3:00pm (prevailing Eastern time) and if received after 3:00pm, then the next Business Day) whether such discretionary sale meets the requirements set forth therein.

(e) The Issuer and the Collateral Manager shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Monthly Reports, the Distribution Reports, and the calculations set forth in Section 2 hereof. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Collateral Obligation, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Collateral Obligations and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Manager shall notify the Collateral Administrator promptly upon a Collateral Obligation becoming a Defaulted Obligation.

(f) The Collateral Administrator shall endeavor to deliver a draft of each such Monthly Report and Distribution Report to the Collateral Manager on the Business Day immediately preceding the day on which such Monthly Report or Distribution Report is to be provided by the Issuer (or such later time as reasonably practicable). The Collateral Manager shall review, verify and approve the contents of the aforesaid reports prior to the date on which such reports are required to be provided by the Issuer under the Indenture. To the extent any of the information in such reports conflicts with data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Collateral Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Collateral Obligations and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(g) If, in performing its duties under this Agreement, the Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) is required to decide between alternative courses of action or is otherwise uncertain as to the performance of its duties, including alternative methodologies to be applied in connection with an alternate reference rate (including any Fallback Rate) or any calculations required to be performed by the Collateral Administrator hereunder, the Collateral Administrator may (but shall not be obligated to) request written instructions (or oral instructions followed by written confirmation thereof) from the Collateral Manager, acting on behalf of the Issuer, upon which the Collateral Administrator shall be entitled to rely without liability on its part, as to the course of action or methodology desired by it, and shall be entitled to refrain from action pending receipt of such instruction. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(h) Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

2A. 17g-5 Information.

(a) In accordance with Section 14.17(a) of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the Information Agent.

(b) The sole duty of the Information Agent shall be to forward via e-mail, or cause to be forwarded via e-mail (solely to the extent such items are received by it for such purposes) to the 17g-5 Website (which shall initially be at https://www.17g5.com/datarooms/abpciprivatefundingvllc), the following items (collectively hereinafter referred to as the “Information”):

(i) Event of Default or acceleration notices required to be provided to the Rating Agency pursuant to Article V of the Indenture;

(ii) Reports, information or statements required to be provided to the Rating Agency pursuant to Article X of the Indenture;

(iii) Any notices, information, requests or responses required to be delivered by the Issuer or the Collateral Trustee to the Rating Agency pursuant to the Indenture;

(iv) Copies of amendments or supplements to the Indenture and amendments to this Collateral Administration Agreement, the Management Agreement, each Securities Account Control Agreement and the Class A Credit Agreement, in each case, provided by or on behalf of the Issuer to the Information Agent; and

(v) Any additional items provided by the Issuer, the Collateral Trustee or the Collateral Manager to the Information Agent pursuant to Section 14.17 of the Indenture for forwarding to the 17g-5 Website.

(c) In the event that the Information Agent encounters a problem when forwarding the Information to the 17g-5 Website, the Information Agent’s sole responsibility shall be to attempt to forward such Information one additional time. In the event the Information Agent still encounters a problem on the second attempt, it shall notify the Issuer, the Collateral Trustee and the Collateral Manager of such failure, at which time the Information Agent shall have no further obligations with respect to such Information. Notwithstanding anything herein or any other document to the contrary, in no event shall the Information Agent be responsible for forwarding any information other than the Information in accordance herewith.

(d) The Issuer shall be responsible for posting (or causing to be posted) all of the 17g-5 Information and any other information on the 17g-5 Website.

(e) The parties hereto acknowledge and agree to comply with Section 14.17 of the Indenture, as applicable.

(f) The Information Agent shall promptly forward all Information it receives in accordance with this Agreement in the manner required by Section 2A(g) to the 17g-5 Website, subject to Section 2A(c) hereof.

(g) The parties hereto agree that any Information required to be provided to the Information Agent under the Indenture or under this Agreement shall be sent to the Information Agent at the following e-mail address ***@***.com, with the subject line specifically referring to “17g-5 Information” and “ABPCI PRIVATE FUNDING V LLC”, or such other e-mail address or subject line specified by the Information Agent in writing to the Issuer and the Collateral Manager. All e-mails sent to the Information Agent pursuant to this Agreement or the Indenture shall only contain the Information and no other information, documents requests or communications. Each e-mail sent to the Information Agent pursuant to this Agreement or the Indenture failing to be sent to the e-mail address or which does not contain a subject line conforming to the requirements of the first sentence of this Section 2A(g) shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(h) The Information Agent shall not be responsible for and shall not be in default hereunder or under the Indenture, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Collateral Manager’s or any other party’s failure to deliver all or a portion of the Information to the Information Agent; (ii) defects in the Information supplied by the Issuer, the Collateral Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the 17g-5 Website; or (v) any other circumstances beyond the reasonable control of the Information Agent. The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the 17g-5 Website pursuant to the Indenture or under Rule 17g-5 promulgated under the Securities and Exchange Act of 1934, as amended (or any successor provision to such rule) (the “Rule”).

(i) In no event shall the Information Agent be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with the Indenture, the Rule, or any other law or regulation.

(j) The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. Additionally, the Information Agent shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Collateral Manager, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(k) In no event shall the Information Agent be responsible for creating or maintaining the 17g-5 Website. The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the reasonable control of the Information Agent, associated with the 17g-5 Website.

(l) The Information Agent shall have no obligation to engage in or respond to any oral communications, in connection with the initial credit rating of the Secured Debt or the credit rating surveillance of the Secured Debt, with the Rating Agency or any of its officers, directors, employees, agents or attorneys.

(m) To the extent the entity acting as the Collateral Administrator is also acting as theInformation Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein and the Indenture shall also apply to it in its capacity as the Information Agent.

2B. Calculation Agent.

(a) In accordance with Section 7.16 of the Indenture, the Issuer hereby appoints the Collateral Administrator, and the Collateral Administrator accepts such appointment, to act as its calculation agent (in such capacity, the “Calculation Agent”). The Calculation Agent shall calculate the Interest Rate applicable to each Class of Secured Debt during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Secured Debt in respect of the related Interest Accrual Period in accordance with and subject to the provisions of the Indenture. In its role as Calculation Agent hereunder and under the Indenture, the Collateral Administrator shall have all of the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement in addition to those benefits, rights, protections, immunities and indemnities afforded to it under the Indenture.

(b) The Collateral Administrator, in its capacity as Calculation Agent, shall have no (i) responsibility or liability for selecting the Reference Rate or Fallback Rate (including, without limitation, any modifier thereto) or for determining whether any such rate is permitted to be adopted under the Indenture as a successor or replacement benchmark to the Reference Rate (including whether conditions to the selection or determination of such rate or the adoption of a Reference Rate Amendment have been satisfied) and shall be entitled to rely upon any designation or selection of such a rate (and any modifier) by the Collateral Manager, (ii) liability for any failure of or delay by the Collateral Manager in selecting and designating any such rate, and (iii) obligation to monitor, determine or verify the unavailability or cessation of a Reference Rate, or liability for any failure or delay in performing their duties under the Indenture or other Transaction Documents as a result of the unavailability of a Reference Rate described herein or inability to calculate the Fallback Rate selected by the Collateral Manager, or (iv) responsibility or liability determining whether or what Reference Rate Replacement Conforming Changes, if any, are necessary or advisable in connection with the implementation of a Fallback Rate.

(c) The Calculation Agent shall have no liability for any interest rate published by any publication that is the source for determining the interest rates of the Secured Debt, including but not limited to any rates compiled by Bloomberg Financial Markets Commodities News or any successor thereto, rates compiled by the ICE Benchmark Administration Ltd. (or any successor thereto), rates published by the Term SOFR Administrator (or any successor source) or its redistribution partners, rates compiled by the Loan Syndication and Trading Association (or any successor thereto) or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

3. Compensation. U.S. Bank in its capacities as Collateral Administrator, Calculation Agent and Information Agent will perform its duties and provide the services called for under Section 2, Section 2A and Section 2B above in exchange for compensation set forth in a separate fee letter in connection herewith. U.S. Bank shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder, including those of the Calculation Agent and Information Agent, in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts. The payment obligations to the Collateral Administrator, Calculation Agent and Information Agent pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator, Calculation Agent and Information Agent.

4. Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. Subject to Section 12 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence or gross negligence on the part of any agent or attorney appointed hereunder (other than an Affiliate of the Collateral

Administrator) with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Issuer or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager or another Person, except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Collateral Manager or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator, except to the extent that any failure or delay is caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.

(b) The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, email or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Trust Officer working in its Corporate Trust division/CDO Department (or successor group of the Collateral Administrator) responsible for the administration of this Agreement. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special, incidental or consequential damages (including without limitation lost profits) under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. With respect to the Collateral Obligations, the Collateral Administrator shall be entitled to rely on any information and notices it may receive from time to time from related bank agents, obligors, issuer, trustee or agent banks under Underlying Instruments, nationally recognized pricing services or vendors, reputable financial information reporting sources (including Bloomberg Financial Markets), publicly available sources providing interest rates (including, but not limited to, the Reuters Screen (or any successor source) or similar parties with respect to the related Collateral Obligation (collectively, “Third Party Sources”)), or from the Issuer or the Collateral Manager, and shall be entitled to update its records (as it may deem necessary or appropriate), on the basis of any such information or notices received without any obligation on its part to verify, investigate or recalculate such information. It is expressly acknowledged by the Issuer and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Issuer, Third Party Sources or other third parties) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such information), or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to render certain reports as provided herein. For purposes of updating the Collateral Database for changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting services and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable reporting service.

(c) Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d) The Issuer shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims (whether brought by the Issuer or any third party) of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, arising out of or in connection with the acceptance or administration of this Agreement or the performance of duties hereunder, including the costs and expenses of defending themselves against any claims or liability in connection with the exercise of any of their power or duties hereunder and under any other agreement or instrument related hereto and enforcing their rights hereunder against the Issuer, or in the performance or observance of its duties or obligations under this Agreement, including their indemnification rights; provided the same are in good faith and without willful misfeasance and/or gross negligence on the part of the Collateral Administrator and without reckless disregard of its duties hereunder provided, further, that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture.

(e) Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or Issuer to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture or Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f) Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics of any Collateral, including whether any item of Collateral is a CCC Collateral Obligation, Defaulted Obligation, Current Pay Obligation, Delayed Drawdown Collateral Obligation, Discount Obligation, Cov-Lite Loan, Revolving Collateral Obligation, Eligible Recurring Revenue Loan, Equity Security, Credit Risk Obligation, Bridge Loan, Credit Improved Obligation, DIP Collateral Obligation, First Lien/Last Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Floating Rate Floor Obligation, Hybrid Asset-Based Loan, Margin Stock, Participation Interest, Permitted Maturity Obligation, PIK Loan, Qualified First Lien Loan, Real Estate Loan, Related Obligation, Second Lien Loan, Senior Secured Loan, Small Obligor Loan, Step-Down Obligation, Step-Up Obligation, Structured Finance Obligation, Substitute Collateral Obligation, Synthetic Security, Unsaleable Asset, Unsecured Loan, and Zero Coupon Obligation, it being understood that any such determination shall be based exclusively upon notification the Collateral Administrator may receive from the Collateral Manager or from (or in its capacity as) the Collateral Trustee (based upon notices received by the Collateral Trustee from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source).

(g) The Collateral Administrator will have no (i) responsibility or liability for selecting a Fallback Rate or for determining whether any such rate is permitted to be adopted under this Agreement or the Indenture as a successor or replacement benchmark to the then-current Reference Rate (including any conditions to the selection or determination of such rate or the adoption of a Reference Rate Amendment have been satisfied) and shall be entitled to rely upon any designation or selection of such a rate (and any modifier) by the Collateral Manager, (ii) liability for any failure of or delay by the Collateral Manager in selecting and designating any such rate, and (iii) obligation to monitor, determine or verify the unavailability or cessation of the then-current Reference Rate, or (iv) liability for any failure or delay in performing their duties under this Agreement or the Indenture or other Transaction Documents as a result of the unavailability of the then-current Reference Rate or inability to calculate the Fallback Rate selected by the Collateral Manager.

(h) The Collateral Administrator shall not be obligated to enter into any amendment or supplement to the Indenture (including, without limitation, any modifications or related changes in connection with a Fallback Rate) which affects the Collateral Administrator’s own rights, duties, liabilities or immunities under the Indenture or otherwise, as determined by the Collateral Administrator.

5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Collateral Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6. Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Debt, unless this Agreement has been previously terminated in accordance with Section 7 hereof.

7. Termination.

(a) This Agreement may be terminated without cause by any party upon not less than 60 days’ prior written notice to the other parties.

(b) If, at any time prior to the payment in full of the obligations under the Debt, the Collateral Administrator shall resign or be removed as Collateral Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(c) At the option of the Issuer, this Agreement may be terminated upon ten days’ prior, written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:

(i) The Collateral Administrator shall (i) in bad faith or with gross negligence, willful misfeasance or with reckless disregard default in the performance of any of its duties under this Agreement or (ii) breach any material provision of this Agreement and shall not cure such default or breach within thirty days after notice of such default (or, if such default or breach cannot be cured in such time, the Collateral Administrator shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Collateral Manager or the Issuer);

(ii) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iii) The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; or shall permit or suffer all or substantially all of its properties or assets to be sequestered or attached by a court order and the order remains undismissed for 60 days.

If any of the events specified in clauses (ii) or (iii) of this Section 7(c) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager and the Issuer within one Business Day after the happening of such event.

(d) Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section 7 or shall resign pursuant to subsection (e) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor Collateral Administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer, the Collateral Manager and the Collateral Trustee.

(e) Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor Collateral Administrator be obligated hereunder and without any liability for further performance of any duties hereunder (A) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Collateral Trustee under the Indenture, (B) with at least 30 days’ prior written notice to the Collateral Manager and the Issuer, upon any reasonable determination by U.S. Bank that the taking of any action, or performance of any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Collateral Trustee under the Indenture, or (C) upon at least 60 days’ prior written notice of termination to the Collateral Manager and the Issuer upon the occurrence of any of the following events and the failure to cure such event within such 60 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 60 days after such amount is due pursuant to Section 3 hereof (to the extent not already paid to U.S. Bank pursuant to Section 6.7 of the Indenture) or (ii) failure of the Issuer to provide any indemnity payment to U.S. Bank pursuant to the terms of this Agreement, as the case may be, within 60 days of the receipt by the Issuer of a written request for such payment or reimbursement (to the extent not already paid to U.S. Bank pursuant to Section 6.7 of the Indenture).

(f) Promptly upon the effective date of termination of this Agreement pursuant to Section 7 hereof or on the first Payment Date subsequent to the resignation or removal of the Collateral Administrator pursuant to Section 7(a), (b), (c), (d) or (e) hereof, respectively, the Collateral Administrator shall be entitled to be paid all amounts accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Payments set forth in Section 11.1(a) of the Indenture.

(g) Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(h) The Collateral Administrator shall provide notice to the Rating Agency of any termination of this Agreement or upon its resignation or removal as Collateral Administrator under this Agreement.

8. Representations and Warranties.

(a) The Collateral Manager hereby represents and warrants to U.S. Bank and the Issuer as follows:

(i) The Collateral Manager is a Delaware limited liability company and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, partners and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Manager hereunder will constitute, the legal, valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Collateral Manager, or (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or (C) the governing instruments of, or any securities or partnership interests issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i) The Issuer is a Delaware limited liability company and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Issuer hereunder will constitute, the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Issuer, or (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or (C) the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c) The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i) The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder (x) will not violate (A) any provision of any existing law or regulation binding on the Collateral Administrator, or (B) any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or (C) the Articles of Association or Amended and Restated Bylaws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and (y) will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9. Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except (i) by the Collateral Manager, the Issuer and the Collateral Administrator in writing and (ii) with prior written notice to the Rating Agency.

10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

11. Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank Trust Company, National Association

Global Corporate Trust/CDO Department

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ABPCI Private Funding V LLC

Email: ***@***.com

If to the Collateral Manager, to:

AB Private Credit Investors LLC

405 Colorado Street, Suite 1500

Austin, Texas 78701

Attention: Richard Strohmenger and Wesley Raper

Email: ***@***.com and ***@***.com

If to the Issuer, to:

ABPCI Private Funding V LLC

c/o AB Private Credit Investors Corporation

405 Colorado Street, Suite 1500

Austin, Texas 78701

Attention: Richard Strohmenger and Wesley Raper

Email: ***@***.com and ***@***.com

12. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, and prior notice to the Rating Agency, except that U.S. Bank, as Collateral Administrator, may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of U.S. Bank National Association or its successors without the prior written consent of the Collateral Manager and the Issuer (provided that in such event U.S. Bank, as Collateral Administrator, shall remain responsible for the performance of its duties as Collateral Administrator hereunder). The Collateral Administrator consents to the pledge of all of the Issuer’s rights, title, and interest in, to, and under this Agreement as provided in the granting clause of the Indenture.

13. Counterparts. This Agreement (and each amendment or modification hereto) may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart of this instrument by facsimile, electronic mail or other transmission method shall be effective as delivery of a manually executed counterpart of this instrument.

14. Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the provisions of the Indenture in respect thereof shall control.

15. Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Indenture (as if it were a party to the Indenture, in the case of any successor Collateral Administrator that is not also serving as Collateral Trustee under the Indenture). The Issuer’s obligations hereunder will be solely the limited liability company obligations of the Issuer and the Collateral Administrator will not have recourse to any of the directors, officers, employees, shareholders, members, managers, partners, general partners, governors or agents of the Issuer with respect to any claims, losses, damages, liabilities, indentures or other obligation in connection with any transaction contemplated hereby. Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, application of the proceeds thereof in accordance with the Indenture and their reduction to zero, any obligations of, or claims against the Issuer for any shortfall after such realization shall be extinguished and shall not thereafter revive. The Collateral Administrator further agrees that it will not have any recourse against the Issuer, its respective directors, officers, employees, shareholders, members, managers, partners, general partners, governors and agents for any such amounts.

16. Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 3, 4, 15 and 17 of this Agreement, shall survive the termination of this Agreement.

17. Bankruptcy Matters. Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and any other Person hereunder is payable subject to and in accordance with the Priority of Payments and other applicable terms of the Indenture and is at all times limited in recourse to the Collateral available at such time and amounts derived therefrom and following application of the Collateral in accordance with the provisions of the Indenture, all obligations of and all remaining claims against the Issuer will be extinguished and shall not revive. No recourse shall be had against any Officer, member, manager, director, employee, security holder or incorporator of the Issuer or their successors and assigns for the payment of any amounts payable under this Agreement. The provisions of Section 5.4(d) of the Indenture shall apply, mutatis mutandis, as if set forth here in full, such that the Collateral Administrator agrees not to file or join in the filing of an involuntary petition in bankruptcy in any jurisdiction against the Issuer for the nonpayment of the Collateral Administrator’s fees or other amounts payable by the Issuer under this Agreement until one year (or if longer, the expiration of a period equal to the applicable preference period under the Bankruptcy Code, or similar bankruptcy laws of any jurisdiction) plus one (1) day following the payment in full of all Debt issued under the Indenture. In no circumstances will the Collateral Administrator or the Collateral Manager seek to bring any action against any officer, member, manager, director, employee, shareholder, incorporator, partner or affiliate of the Issuer for any amounts owing hereunder. The provisions of this Section 17 shall survive the termination of this Agreement.

18. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably submits, to the fullest extent permitted by applicable law, to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each such party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each such party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process, in the case of the Issuer, to it at the office of the Issuer’s agent set forth in Section 7.2 of the Indenture or, in the case of the Collateral Administrator or Collateral Manager, to it at its address set forth herein. Each such party agrees that a final and non appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19. Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. No Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement, the Collateral Trustee and their respective successors and permitted assigns.

22. Not Applicable to U.S. Bank Trust Company, National Association in Other Capacities. Nothing in this Agreement shall affect any right, benefit or obligation U.S. Bank National Association or U.S. Bank Trust Company, National Association may have in any other capacity.

23. Limitation of Liability. In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

24. Other Activities of Collateral Administrator. Nothing herein shall prevent the Collateral Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ABPCI PRIVATE FUNDING V LLC, as Issuer

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

AB PRIVATE CREDIT INVESTORS LLC, as Collateral Manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Managing Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Scott D DeRoss
Name:	Scott D DeRoss
Title:	Senior Vice President